Exhibit 10.11

Dated

BETWEEN

BOCIMAR INTERNATIONAL N.V.

AND

[…]

FORM OF

COMMERCIAL MANAGEMENT AGREEMENT

THIS AGREEMENT is made on the        day of

BETWEEN :

(l)          BOCIMAR INTERNATIONAL N.V., a company incorporated under the laws of Belgium with its registered office at 20 De Gerlachekaai, 2000 Antwerp, Belgium (the "Manager"); and

(2)          […], a company incorporated under the laws of […] with its registered office at […] (the "Owner").

WHEREAS the Owner is or will become the (indirect) owner of the vessels listed in Exhibit A to this Agreement (hereinafter collectively the "Vessels" and individually the "Vessel") through its subsidiaries listed in Exhibit B to this Agreement (hereinafter collectively the "Subsidiaries" and individually a "Subsidiary").

WHEREAS the Owner is desirous to appoint the Manager as the commercial manager of the Vessels and the Manager is willing to act in such capacity pursuant to the terms and conditions set forth herein below.

IT IS HEREBY AGREED as follows:-

1.          APPOINTMENT

1.1          The Owner hereby appoints the Manager to be the commercial manager of the Vessels upon and subject to the terms and conditions of this Agreement.

1.2          The Manager hereby accepts such appointment by the Owner and hereby agrees to act as the commercial manager of the Vessels upon and subject to the terms and conditions of this Agreement.

2          MANAGEMENT SERVICES

2.1          As from the date specified in Clause 5.1, the Manager shall be responsible to perform and/or provide, or cause to be performed and/or provided, the services set out below and shall have power, in the name of the Owner or otherwise on behalf of the Owner, to do and perform all acts, matters and things which may be reasonably necessary or expedient for the performance or provision of all or any of such services or ancillary thereto or otherwise in relation to the proper and efficient commercial management, operation, trading and sale of the Vessels subject to the provisions of this Agreement;

2.2       The Manager shall (without prejudice to the generality of any of the obligations, duties, powers and discretions vested in the Manager under or pursuant to this Agreement) be entitled, and the Owner hereby instructs and empowers the Manager, to:-

(a)          employ such agents or shipbrokers as it deems necessary or expedient (with liberty to appoint any company or person associated with the Manager in any such capacity);

(b)          delegate, subject to the prior written approval of the Owner, any of its obligations, duties, powers, discretions or rights under this Agreement;

(c)          obtain legal advice in relation to disputes or other matters affecting the interests of the Owner in respect of the commercial operation of the Vessels or in connection with the insurances arranged by the Manager pursuant to this Agreement; and

(d)          bring and/or defend (after consultation of the Owner) and/or (subject to the final approval of the Owner) settle on behalf of the Owner any actions, claims, suits or proceedings in connection with the commercial operation of the Vessels or in connection with the insurances arranged by the Manager pursuant to this Agreement or any other matter entrusted to the Manager under or pursuant to this Agreement.

2.3        The Manager shall also perform or provide, or cause to be performed or provided, any or all of the following ancillary services:-

specific work studies or other projects in connection with the Vessels or otherwise in connection with the Owner's business or activities or any contemplated development of its business or activities.

2.4        Notwithstanding anything provided for elsewhere in this Agreement, the Manager shall not charter out the Ship on demise or bareboat basis or for a period exceeding six (6) months (including options) without prior consent from the Owner.

3          MANAGER'S BASIC OBLIGATIONS

3.1          The Manager hereby undertakes at all times during its appointment as the Vessels' commercial manager to use, subject to Clause 3.2, its best endeavours to:-

(a)         manage all commercial matters relating to the Vessels efficiently for the Owner so far as reasonably practicable but always in accordance with the Owner's instructions as advised to the Manager from time to time;

(b)         protect and promote the interests of the Owner in all matters directly or indirectly relating to all commercial matters pertaining to the Vessels and the operation, trading and, if and when authorized by the Company, sale of any Vessel; and

(c)         manage all matters relating to the commercial operation of the Vessels:

(i)	day-to-day commercial operation of the Vessels;
(ii)	calculation of freight/hire and providing the Owner with all required information to allow the latter to invoice freight/hire and other charter related items;
(iii)	handling of chartering disputes and follow-up on discrepancies and overdue items reported by the Owner;
(iv)	market evaluations and short-term chartering of the Vessels;
(v)	recommendations to the Owner with respect to possible long-term chartering opportunities for the Vessels;
(vi)	recommendations to the Owner with respect to possible sale opportunities for the Vessels;
(vii)	provide forecasting reports concerning the Vessels' income and future expectations;
(viii)	reporting to the Company's board of directors and managing director;
(ix)	arrange for insurance cover for the Vessels; and
(x)	perform such other duties and discharge such other functions as the Owner shall from time to time prescribe.

3.2          Notwithstanding Clause 3.1, it is hereby agreed and declared that the Manager shall not be:-

(a)        required to perform or exercise any of its obligations, duties, powers or discretions under or pursuant to this Agreement so as to give any special preference to the Owner, it being understood and agreed that the Owner is one of several companies in respect of which the Manager is likewise appointed manager and that the Manager has other vessels for which it is responsible; or

(b)        restricted (whether as manager, agent, owner, operator, charterer or otherwise) from carrying on or being concerned or interested in any business or activity which is or may be similar to or competitive with the business or activities now or at any time hereafter carried on by the Owner; this does not in any way relieve the Manager of its obligations under Clause 3.1 herein above; or

(c)        liable or answerable for the consequences of any decision or judgement taken or made honestly and in good faith, lawfully and without gross negligence or wilful default by the Manager or any of its employees, by the Manager in or about the performance or exercise of any of its obligations, duties, powers or discretions under or pursuant to this Agreement.

4          REIMBURSEMENT

4.1       The Manager shall, at its own cost and expense, provide all office accommodation, equipment, stationery and staff required for the performance or provision of its services as the commercial manager of the Vessels.

4.2       The Owner shall (in addition to the payment to the Manager of remuneration as provided in Clause 6) reimburse and indemnify the Manager for and in respect of all duly documented and supported disbursements, costs and expenses of whatsoever kind properly and necessarily or reasonably paid, sustained or incurred by the Manager in or about the performance or provision of any of its services under this Agreement and, without prejudice to the generality of the foregoing, the Owner shall so reimburse and indemnify the Manager for and in respect of the following:-

(a)          all agency and sub-agency fees (if any);

(b)          provided such expenses are agreed in advance by the Owner, all  extraordinary travelling, accommodation and other costs and expenses or allowances paid or incurred in respect of or paid to any employees or servants of the Manager, in connection with the performance or provision of any of the services under this Agreement;

(c)          all costs and expenses of communications by whatever means other than those directly associated with the day to day employment of the Vessels;

(d)          all disbursements, costs and expenses of whatever kind paid or incurred in connection with the insurances of the Vessels.

All such expenses to be duly and properly documented and supported with official receipts if applicable;

5          DURATION OF APPOINTMENT

5.1       The appointment of the Manager to be the commercial manager of the Vessels under this Agreement shall commence on the date first mentioned above and such appointment shall continue unless and until terminated in accordance with Clause 5.2 hereof.

5.2       Without prejudice to all other legal rights and remedies of either party hereto under or pursuant to this Agreement:-

(a)          the Manager's appointment hereunder shall terminate with immediate effect without further notice if any of the following events occurs:-

(i)          the Owner does not own the Vessels any longer; or

(ii)          all of the Vessels become, or the Owner's last remaining Vessel becomes an actual or constructive or compromised or arranged total loss; or

(iii)          all of the Vessels are, or the Owner's last remaining Vessel is requisitioned for title or become respectively becomes the subject of any compulsory acquisition of the Vessel other than by requisition for hire,

PROVIDED that such termination shall not take place until the date upon which all matters pertaining to the operations, sale, total loss or requisition of the Vessel(s) have been settled and all distributions made to the Owner and in the event of termination provided for in this Clause 5.2(a) the Manager shall be entitled to commission earned up to the date of sale, total loss or requisition as appropriate.

(b)          the Owner shall be entitled to terminate the Manager's appointment as the commercial manager of the Vessels by notice with immediate effect to the Manager if any moneys payable by the Manager to the Owner or for or in respect of which the Manager is accountable to the Owner under this Agreement, are not paid or accounted for in full by the Manager to the Owner within a period of ten (10) days from the date of any demand by the Owner for the payment or for an account thereof;

(c)          either party shall be entitled to terminate the Manager's appointment as the Manager of the Vessels by notice in writing with immediate effect to the other if any of the following events occurs;

(i)          the other party makes default under any term or provision of this Agreement (other than in respect of the payment or accounting for of any moneys), which is not remedied to the entire satisfaction of the party giving notice within ten (10) days from the date of notice by such party requesting action to remedy the same; or

(ii)          any licence or permit required to enable either party to perform any of its obligations under or pursuant to this Agreement is wholly or partially revoked, withdrawn, sustained or terminated or expires and is not renewed or otherwise fails to remain in full force, validity and effect and such circumstances are considered by the party giving notice to be material; or

(iii)          an order is made by any competent court or other appropriate authority or a resolution is passed by either party for bankruptcy, dissolution or winding-up or for the appointment of a liquidator, receiver or trustee of either party or of all or a substantial part of its assets, save for the purposes of amalgamation or reorganisation (not involving or arising out of insolvency) the terms of which have received the prior written approval of the other party;

(iv)          either party stops payment to creditors generally, or is unable or admits inability to pay its debts as they fall due, or enters into any composition or other arrangement with its creditors generally, or is adjudicated or found bankrupt or insolvent; or

(v)          either party ceases to carry on business, or a substantial part of the business, properties or assets of either party are seized or appropriated.

6          REMUNERATION OF MANAGER

6.1       The Manager will receive from the Owner as remuneration for its services as the commercial manager of the Vessels under this Agreement a commission of 1.25% on all gross hire, freight, deadfreight, demurrage earned by any Vessels.

6.2       All payments by the Owner to the Manager under or pursuant to Clause 6.1 shall be without set-off, counterclaim, condition or qualification and free and clear of and without any deduction or withholding whatsoever, and shall be made in United States Dollars against presentation of monthly invoices by the Manager to the Owner. The Owner shall settle the Manager's invoices not later than 7 days from receipt.

6.3        If extraordinary circumstances should require services beyond what is customarily rendered by a vessel's commercial manager, the Commercial Manager may, subject to the Company's prior approval, contract such services from third parties for the Company's account and/or ask for additional remuneration for the provision of such services.

7          RATIFICATION AND INDEMNITY

7.1       The Owner hereby ratifies and confirms and agrees to ratify and confirm whatsoever the Manager shall do or purport to do properly, lawfully and without gross negligence or wilful default by the Manager or any of its employees under or pursuant to this Agreement.

7.2       The Owner hereby undertakes and agrees that it will indemnify and hold harmless the Manager, if necessary by payment in cash on demand, from and against all actions, claims, demands, suits, proceedings, losses, liabilities, damages, costs, charges and expenses whatsoever, legal or otherwise, taken, made by or against the Manager or sustained, suffered or reasonably incurred by the Manager directly or indirectly arising out of or caused or occasioned howsoever by this Agreement or by the performance or provision of any of the services referred to in this Agreement provided the same do not arise directly or indirectly as a result of gross negligence or wilful default by the Manager or any of its employees hereunder.

8          FORCE MAJEURE

8.1        Notwithstanding anything to the contrary contained in this Agreement, if either party shall be rendered unable to carry out the whole or any part of its obligations under this Agreement by reason of force majeure, including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature, then the performance of the obligations under this Agreement of such party as they are affected by such cause shall be excused during the continuance of any inability so caused, but such inability shall so far as possible be remedied with all reasonable despatch.

8.2        Either party suffering any such inability shall promptly notify the other party of the nature of such inability, the action (if any) being taken by such party to remedy such inability and the date (if any) when such party ceases to be under such inability.

9          NOTICES AND MISCELLANEOUS

9.1        All notices, requests, demands, consents and other communications under this Agreement or in connection herewith shall be given or made to or upon the parties in writing, delivered personally or by prepaid letter, telegram, facsimile or cable (provided that all facsimile transmissions shall be confirmed by e-mail or letter at the time sent) and shall be addressed to the appropriate party at the address set forth below or at such other address or place as such party may designate in writing:-

To the Manager :	Bocimar International N.V. De Gerlachekaai 20 2000 Antwerp Belgium Fax: +32 32 47 59 87 Tel: +32 32 47 51 24 e-mail: bocimar.operations@cmb.be

To the Owner :	[…] […] […] […] […] Fax: +[…] Tel: +[…] e-mail: […]

Any notice, request, demand or other communication so given or made shall be deemed to have been received, in the case of a telegram, facsimile transmission or cable at the time of despatch thereof (provided that if the date of despatch is not a business day in the country of the addressed it shall be deemed to have been received at the opening of business on the next such business day) and in the case of a letter when delivered personally or 7 days after it has been put into the post.

9.2        This Agreement is personal to the parties and is not susceptible of being assigned in whole or in part by either party, unless with the prior written agreement of the other party, which agreement shall not be unreasonably withheld.

9.3        None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the parties for any purpose.

10          LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with Belgian law and any dispute arising out of or in connection with this Agreement shall be referred to the exclusive jurisdiction of the courts of Antwerp.

IN WITNESS whereof this Agreement has been duly executed on the date first above written.

SIGNED by	)
)
for and on behalf of	)
BOCIMAR INTERNATIONAL N.V.	)	(director)

SIGNED by	)
)
for and on behalf of	)
[…]	)	(director)
)

EXHIBIT A – LIST OF VESSELS

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EXHIBIT B – LIST OF SUBSIDIARIES

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